Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Announces Agreement to Sell Treasures on the Bay

WALNUT CREEK, CA. – March 22, 2016 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) today announced that, on March 16, 2016, the Company entered into an agreement to sell the property (the “TOTB Property”) commonly known as the “Treasures on the Bay” for $82.0 million subject to certain potential adjustments.  The TOTB Property includes the 169 condominium units and 160 apartment units and related land and assets held by TOTB Miami, LLC (“TOTB Miami”) and TOTB North, LLC (“TOTB North” and together with TOTB Miami “TOTB”).  The Company owns an 80.74% interest in TOTB, and the Company’s manager, Owens Financial Group, Inc., is the owner of the other 19.26% interest in TOTB.

The closing of the sale of the TOTB Property is subject to a number of conditions described in the Purchase Agreement and Deposit Receipt (the “Purchase Agreement”), including among others completion of satisfactory due diligence. Accordingly, there is no guarantee that the closing will occur.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which has been filed by the Company with the SEC as an exhibit to a Current Report on Form 8-K.

“We are very pleased to put this property into contract” said Bryan H. Draper, the Company’s Chief Executive Officer. “We recently completed substantial improvements to this property, further enhancing the Company’s book value and expect this sale will unlock significant embedded equity and provide cash for continued expansion of our lending operations and reduce our overall levels of debt.”

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.
Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, and prospects, including the transactions discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.